Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CLAUDE E. DAVIS, and FRANKLIN HALL, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned a Registration Statement, and any and all amendments to such Registration Statement filed with the, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

	Director, President &	January ___, 2009
Claude E. Davis	Chief Executive Officer

	Executive Vice President and	January ___, 2009
J. Franklin Hall	Chief Financial Officer

/s/ Barry S. Porter	Director, Chairman of the Board	January 20, 2009
Barry S. Porter

	Senior Vice President, Chief Accounting	January ___, 2009
Anthony M. Stollings	Officer, & Controller (Principal Accounting Officer)

/s/ Donald M. Cisle	Director	January 20, 2009
Donald M. Cisle

/s/ Richard E. Olszewski	Director	January 15, 2009
Richard E. Olszewski

/s/ Corinne R. Finnerty	Director	January 15, 2009
Corinne R. Finnerty

/s/ J. Wickliffe Ach	Director	January ___, 2009
J. Wickliffe Ach

/s/ William J. Kramer	Director	January 16, 2009
William J. Kramer

/s/ Susan L. Knust	Director	January 15, 2009
Susan L. Knust

/s/ Murph Knapke	Director	January 15, 2009
Murph Knapke